                                                                    EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-604 and Form S-8, No. 33-14625) pertaining to the Arthur J. Gallagher & Co. Incentive and United Kingdom Incentive Plans, in the Registration Statements (Form S-8, No. 33-24251, Form S-8, No. 33-38031 and Form S-8, No. 333-57155) pertaining to the Arthur J. Gallagher & Co. 1988 Incentive and 1988 Nonqualified Stock Option Plans, in the Registration Statement (Form S-8, No. 33-30816) pertaining to the Arthur J. Gallagher & Co. Non-Employee Directors' Stock Option Plan, in the Registration Statements (Form S-8, No. 33-64614 and Form S-8, No. 33-80648) pertaining to the Arthur J. Gallagher & Co. 1988 Incentive, 1988 Nonqualified, and Non-Employee Directors' Stock Option Plans, in the Registration Statements (Form S-8, No. 333-06359, Form S-8, No. 333-40000 and Form S-8, No. 333-87320) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors' Stock Option Plans, in the Registration Statement (Form S-8, No. 333-62930) pertaining to the Arthur J. Gallagher & Co. 1988 Nonqualified and Non-Employee Directors' Stock Option Plans and the Gallagher Healthcare Insurance Services, Inc. 2001 Nonqualified Stock Option Plan, in the Registration Statements (Form S-4, No. 333-75197, Form S-3, No. 333-84139 and Form S-4, No. 333-55254), and in the related Prospectuses, of our report dated January 29, 2003 with respect to the consolidated financial statements of Gallagher included in this Current Report on Form 8-K.

                                                  /s/ Ernst & Young LLP
                                                  ------------------------
                                                      Ernst & Young LLP

Chicago, Illinois
June 25, 2003